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                                                             EXHIBIT 10.67


                                  MUTUAL TERMINATION


    As of May 17, 1996, Alvery Bartlett Fund Management Co. ("ABFM") and Heartland Communications & Management, Inc. ("HCMI") (ABFM and HCMI collectively the "Parties") entered into an Investment Agreement, which was amended and restated effective October 1, 1996 (as amended and restated the "Investment Agreement").

    The Parties mutually agree that due to unforeseen circumstances and/or impossibility of performance it is mutually beneficial for the Parties to terminate the Investment Agreement.

    Therefore, effective this 24th day of July, 1997, the Parties agree that the Investment Contract is hereby terminated and that neither party will hereafter have any rights or obligations pursuant thereto.

    This Mutual Termination may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this MUTUAL TERMINATION as of this 24th day of July, 1997.

ALVERY BARTLETT FUND                   HEARTLAND COMMUNICATIONS &
MANAGEMENT CO.                         MANAGEMENT, INC.


       /s/  Alvery Bartlett                       [Illegible]
By: ------------------------------     By: ----------------------------------
    Alvery Bartlett                        Vice President